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                                      April 5, 1995



VIA FEDERAL EXPRESS

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Airgas, Inc.
               SEC File No. 33-57893
               _____________________

Dear Sir or Madam:

     We have acted as counsel to Airgas, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a registration statement on Form S-3, which was filed with the Securities and Exchange Commission on March 1, 1995 and amended on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers 116,337 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), issued or issuable to the Selling Stockholders. Of the total number of Shares covered by the Registration Statement, 61,579 Shares have been issued by the Company, and the balance of up to 54,758 Shares are issuable to six of the Selling Stockholders (the "Ontario Stockholders") in connection with contingent payments which are payable in 1996 and 1997 pursuant to a Share Purchase Agreement between the Company and the Ontario Stockholders (the "Agreement").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, the minutes of actions taken by the Board of Directors of the Company and such other instruments as we deemed necessary for the opinions rendered herein. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that:

1. The 61,579 Shares that have been issued are validly issued, fully paid and non-assessable.

2. The 54,758 Shares that are issuable under the terms of the Agreement, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable.









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     We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                              Sincerely,

                              McCAUSLAND, KEEN & BUCKMAN



                              By: /S/Nancy D. Weisberg
                                  _______________________________________
                                  Vice President




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